Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S. C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Aytu BioScience, Inc. (the “Company”) for the fiscal year ended June 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Joshua R. Disbrow, Chief Executive Officer (Principal Executive Officer), and David A. Green, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 6, 2018

/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer (Principal Executive Officer)

/s/ David A. Green
David A. Green
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)